As filed with the Securities and Exchange Commission on May 31, 2023

Registration No. 333-272066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCAFY LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Locafy Limited

246A Churchill Avenue

Subiaco WA 6008, Australia

+61 409 999 339

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza

26th Floor

New York, New York 10112

Tel: +1 212 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-3 (Registration No. 333-272066) (the “Registration Statement”) is being filed by Locafy Limited (the “Company”) for the sole purpose of filing Exhibit 5.2 as indicated in the Exhibit Index contained in Part II of this Amendment No. 1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to this Amendment No. 1 and the filed Exhibit 5.2. The base prospectus and sales agreement prospectus constituting Part I of the Registration Statement are unchanged and have been omitted from this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors for liabilities and costs incurred while acting as a director or officer of the company, subject to restrictions imposed under the Corporations Act which provides that a company or a related body corporate of the company must not indemnify an officer or director against any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the Company;
●	a liability for certain pecuniary penalty orders or compensation orders;
●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
●	as to legal costs, legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

○	in defending or resisting proceedings in which the officer or director is found to have a liability for which they could not be indemnified by reason of the limitations on indemnification set out above;
○	in defending or resisting criminal proceedings in which the officer or director is found guilty;
○	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
○	in connection with proceedings for relief to the officer or director under the Corporations Act, in which the court denies the relief.

Constitution

Our Constitution provides, except to the extent prohibited by law including under the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the Company where the Company requested that person to accept that appointment.

Indemnification Agreements

Pursuant to Deeds of Indemnity, Insurance and Access, the form of which is filed as Exhibit 10.3 to this registration statement, we have agreed to indemnify (to the maximum extent permitted by law and our Constitution, subject to certain specified exceptions) our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
1.1 **	Form of Underwriting Agreement
1.2 ***	At The Market Offering Agreement, dated May 18, 2023, by and between Locafy Limited and H.C. Wainwright & Co., LLC
4.1 **	Form of Subscription Right
4.2 **	Form of Warrant
4.3 **	Form of Unit
4.4	Specimen ordinary share certificate (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1/A, filed with the Commission on March 7, 2022 (File No. 333-262442)
5.1 ***	Opinion of Lander & Rogers
5.2*	Opinion of Haynes and Boone, LLP
23.1 ***	Consent of Grant Thornton Australia LLP, an Independent Registered Public Accounting Firm.
23.2 ***	Consent of Lander & Rogers (included in Exhibit 5.1)
23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
24.1 ***	Powers of Attorney
107 ***	Filing Fee Table

*	Filed herewith
**	To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
***	Previously filed.

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Item 10. Undertakings

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(f) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Perth, Australia on May 31, 2023.

LOCAFY LIMITED

By:	/s/ Gavin Burnett
Name:	Gavin Burnett
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gavin Burnett	Chief Executive Officer and Managing Director (Principal Executive Officer)	May 31, 2023
Gavin Burnett

*	Chief Financial Officer and Executive Director (Principal Financial	May 31, 2023
Melvin Tan	Officer and Principal Accounting Officer)

*	Chairman and Non-Executive Director	May 31, 2023
Collin Visaggio

*	Non-Executive Director	May 31, 2023
Ranko Matic

*	Non-Executive Director	May 31, 2023
Andrea Betti

By:	/s/ Gavin Burnett
Gavin Burnett
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on May 31, 2023.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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